Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”) is made as of August 30, 2015 by and between Rick Oppedisano, an individual (“Employee”) and Modern Systems Corporation, a Delaware corporation (the “Company” and together with Employee collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is an at-will employee of the Company;

WHEREAS, Employee signed a letter agreement which included provisions for confidentiality, non-competition and non-solicitation with the Company on December 15, 2012 and amended October 18, 2015 (the “Confidentiality Agreement”);

WHEREAS, Employee ceased being an employee of the Company as of September 29, 2015 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined in Section 6).

NOW, THEREFORE, in order to amicably resolve any outstanding matters related to the employment relationship, and in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1.    Separation from Employment. Employee acknowledges and agrees that employment with or service to the Company in any capacity ended on the Separation Date. Employee shall continue to receive his current salary and benefits up to and including the Separation Date. Employee claims and shall claim no further right to employment by the Company beyond the Separation Date.

2.   Cash Payments. In consideration for the promises, covenants, and waiver and release herein and if Employee timely signs, dates and returns this Agreement, and does not revoke it thereafter, and continues to comply with the obligations to the Company (including complying with this Agreement and the Confidentiality Agreement (attached hereto and incorporated herein by this reference at Attachment 1), the Company will provide Employee with a severance payment of sixteen thousand six hundred sixty-six dollars and sixty-seven cents, $16,666.67 (equivalent to one month’s pay), less required deductions and withholdings. The Company will also pay to the Employee a sum equal to 75% of the cost of his and his dependents’ COBRA coverage for the period October 1 through December 31, 2015, in the amount of three thousand two hundred ninety-seven dollars and nine cents ($3,297.09). The Company and the Employee agree that the Employee’s accrued vacation balance is $0.00 as of September 30, 2015, and as such no remaining sum is due. These cash payments will be paid to the Employee on the first payroll date following the Separation Date or the Effective Date, whichever date occurs later.

3.   Company Information and Property. Employee does hereby certify that Employee has complied with all the terms of the Confidentiality Agreement signed by Employee and will continue to be bound by such obligations following termination of Employee’s employment. Employee does hereby also agree to be bound by the following Non-Competition and Non-Solicitation covenants, which shall replace the covenants in Section 3 of Exhibit A of the Addendum to the Offer Letter originally signed by the Employee.

During the term of the Agreement and for a period of 12 months following its termination with cause or resignation, I shall not:

(a)     directly or indirectly, in any capacity whatsoever, whether independently or as a shareholder, an employee, consultant, an officer or any managerial capacity, carry on, set up, own, manage, control or operate, be employed, engaged or interested in the following businesses: TSRI, Fujitsu, CGI, Innowake, Jumars, Microfocus, SoftwareMining, Anubex, Telebig, SoftwareAG and Transoft (the “Group”), or any other company that directly competes targeting similar legacy modernization solution.

(b)     directly or indirectly, in any way (i) offer, solicit or attempt to solicit for employment or other engagement, or otherwise contract or seek to contract the services of, any individual who is, at the effective date of termination of the Agreement, employed or engaged (whether directly or indirectly) by any member of the Group or induce or entice or attempt to induce or entice such individual to leave such employment or other engagement or otherwise interfere in his or her relationship with any member of the Group.

Employee acknowledge that his obligations under this Section are reasonable, in light of knowledge it will gain of the confidential information, as detailed above, and that the consideration it receives hereunder is paid, inter alia, as consideration for its undertaking under this Section 3.

Employee’s signature below constitutes his certification that he will make all reasonable efforts to enable a smooth transition of customer and potential customer accounts and has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

4.    Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement. Except as required by law, Employee may disclose Information only to his immediate family members, the arbitrator or a court of competent jurisdiction in any proceedings to enforce the terms of this Agreement, Employee’s legal counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the information contained herein in order to provide advice on tax treatment or to prepare tax returns, and must use commercially reasonable efforts to prevent disclosure of any such information to all other third parties.

5.    Expense Reimbursements. Employee agrees that he has been reimbursed for all expenses incurred during his employment up through the Separation Date.

6.    Release of Claims. Employee agrees that the consideration described in this Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, and subsidiaries, parent, subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date of the Agreement, including, without limitation:

(a)     any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b)     any and all claims relating to, or arising from, Employee’s rights with respect to any restricted stock units of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)     any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d)     any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973, Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act, except as prohibited by law; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Sarbanes-Oxley Act of 2002; and any of the laws of the State of Washington, and any other state or local law or ordinance relating to employment discrimination;

(e)     any and all claims for violation of the federal or any state constitution;

(f)     any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)     any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of the Agreement; and

(h)     any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Agreement. This Agreement does not release claims that cannot be released as a matter of law.

7.   Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty one (21) days within which to consider this Agreement, (c) he has seven (7) days following the execution of this Agreement to revoke this Agreement (the “Revocation Period”) and any revocation must be in writing and must be received by the company during the Revocation Period; and (d) this Agreement shall not be effective until the Revocation Period has expired (such date being referred to herein as the “Effective Date”). Nothing in the Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the periods identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering the Agreement.

8.  No Pending or Future Lawsuits. Employee represents that he has not filed or otherwise pursued any charges, complaints or claims of any nature and there are no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that, except to the extent permitted by law, he does not intend and will not bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.  No Cooperation. Employee further agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

10. Non-Disparagement. Employee and the Company (for this purpose, the Company is deemed to be the officers and individual members of the Board of Directors) each agree to refrain from any disparagement, defamation, libel, or slander of the other (and in the case of Employee, any of the Releasees).

11. Breach. Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company to injunctive relief without a bond (or the lowest bond permissible under applicable law), other appropriate remedies, and damages.

12. Damages for Breach. I acknowledge that the obligations of the non-disparagement, confidentiality, and cooperation sections set forth above are mutual as described by their terms, and in any event are material parts of the consideration and inducement to the Company to provide the Payment set forth herein. Further, I agree that the harm to the Company from any breach of the obligations of those provisions may be wholly or partially irreparable, and I agree that such obligations may be enforced by injunctive relief and other appropriate remedies, as well as by damages.

13. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement except as set forth in the Agreement.

14. Section Headings. Section headings in this Agreement are included for convenience of reference only and shall not be considered a part of this Agreement for any other purpose.

15. Severability. The provisions of this Agreement are severable, and if any part is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law. Any court or arbitrator having jurisdiction over such matters shall have the power to reform such unlawful or unenforceable provision to the extent necessary for such provision to be enforceable to the fullest extent under applicable law.

16. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Washington, without regard to its choice of law provisions. The parties hereby irrevocably and unconditionally agree to submit any legal action or proceeding relating to the subject matter of this Agreement to the non-exclusive general jurisdiction of the courts of the State of Washington located in King County and the courts of the United States located in the Western District of Washington and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in such court.

17. Entire Agreement. This Agreement constitutes the complete understanding between I and the Company and supersedes any and all prior agreements, promises, representations, or inducements, no matter its or their form, concerning its subject matter, with the exception of the Confidentiality Agreement previously executed by I, which remains in full force and effect to the extent not inconsistent with this Agreement. No promises or agreements made subsequent to the execution of this Agreement by these parties shall be binding unless reduced to writing and signed by authorized representatives of these parties. Should any of the provisions of this Agreement be rendered invalid by a court or government agency of competent jurisdiction, the remainder of this Agreement shall, to the fullest extent permitted by applicable law, remain in full force and effect.

18. Knowing and Voluntary Agreement. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)     he has read this Agreement;

(b)     he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)     he has been given 21 days within which to consider this Agreement and understands he may elect to execute prior to 21 days; and

(d)     he understands the terms and consequences of this Agreement and of the releases it contains and he is fully aware of the legal and binding effect of this Agreement.

If this Agreement is acceptable to me, please sign below within twenty-one (21) days of my receipt of this Agreement. If I do not sign this Agreement and return it to the Company within the aforementioned timeframe, the Company's offer to provide the Payment will expire.

PLEASE READ CAREFULLY. THIS IS A VOLUNTARY RELEASE THAT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Modern Systems Corporation		Rick Oppedisano, an individual

/s/ Matt Bell		/s/ Rick Oppedisano
By:	Matt Bell	Rick Oppedisano

Its:	CEO

Date:	August 30, 2015	Date:	August 30, 2015